Annual Meeting

April 23, 2008

Forward-Looking Statements

Roma Financial Corporation (the “Company” or “Registrant”) may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission (including this Annual Report on Form 10-K and the exhibits thereto), in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the private securities litigation reform act of 1995. These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company’s control). The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: The strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the board of governors of the federal reserve system, inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the success of the Company in gaining regulatory approval of its products and services, when required; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes, acquisitions; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Highlights

☐	Inaugurated quarterly dividend of $.06/share (increased to $.08/share for first quarter of 2008)
☐	Implemented share repurchase programs
☐	Opened ninth branch and first in Ocean County in Plumsted Township (January 2007)
☐	Completed construction of tenth branch and second in Ocean County in Whiting (Opened January 2008)
☐	Completed renovation of eleventh branch in Bordentown (Opened January 2008)
☐	Joint-venture for development of a branch and rental space in Pennington/Hopewell Township
☐	Progressed with the formation of RomAsia Bank (received OTS conditional approval in February 2008)

Components of Loan Portfolio

Residential Mortgage Loans

(Before ALLL & Deferred Fees)

($ in Millions)

Allowance for Loan & Lease Losses

($ in Thousands & Percent)

Deposit Mix

COMMON STOCK HOLDINGS

Thrift Industry Comparison Performance Ratios: As of December 31, 2007 (in %)	ROMA BANK	THRIFT INDUSTRY***
RETURN ON AVERAGE ASSETS	0.73*	0.19
RETURN ON AVERAGE EQUITY	3.36*	-13.89(4thQtr)
TIER 1 LEVERAGE RATIO CAPITAL/ASSETS	20.46*	12.40
NET INTEREST MARGIN	3.29*	2.69
NON-INTEREST EXPENSE/AVERAGE ASSETS	2.33*	2.91
NON-PERFORMING ASSETS/ ASSETS	0.82**	1.65

*Based on FinPro Quarterly Performance report

**Based on IFM Group Peer performance report

***Thrift Industry Figures from Office of Thrift Supervision 4th Quarter 2007 Thrift Industry Report

****90 days and over

Thrift Industry Comparison Performance Ratios: As of December 31, 2007 (in %)	ROMA BANK	THRIFT INDUSTRY***
NONCURRENT MORTGAGE LOANS/TOTAL MORTGAGE LOANS****	0.18	2.24
NONCURRENT CONSUMER LOANS/TOTAL CONSUMER LOANS****	0.00	1.01
NONCURRENT COMMERCIAL LOANS/TOTAL COMMERCIAL LOANS****	6.26	0.93
LOANS PAST DUE 30 TO 89 DAYS/ASSETS	1.98	1.32
PROVISIONS FOR LOAN LOSSES/ASSETS	0.18	0.75
MORTGAGE ORIGINATIONS	DOWN 16	UP 12

*Based on FinPro Quarterly Performance report

**Based on IFM Group Peer performance report

***Thrift Industry Figures from Office of Thrift Supervision 4th Quarter 2007 Thrift Industry Report

****90 days and over

Peer Comparative Performance Ratios: As of December 31, 2007 (in %, except $ in millions)	Roma Financial Corp	MHC Peer Median Group
TOTAL ASSETS	$907.1	$880.7
# OF BRANCHES	11	14
MARKET VALUE	482.4**	230.0
ROAA	0.82	.30
ROAE	3.12	2.20
YIELD ON AEA	5.59	5.91
COST OF AVG INT BEARING LIABILITIES	2.88	3.78
NET INTEREST SPREAD/AEA	2.71	2.26
NET INTEREST MARGIN	3.42	2.72

Data Sources: Roma Financial Corp Data from Form 10-K for 2007, Peer Group Data as of 4-17-2008 provided by FinPro

Peer Group includes ACFC,BCSBD,CSBK,FXCB,KFED,EDSB,NFBK,OSHC,ONFC,ORIT,RCKB,SIFI,VPFG,WAUW

*Provided by FinPro

**Based upon market price of $15.37 as of 4-21-2008

Peer Comparative Performance Ratios: As of December 31, 2007 (in %, except $ in millions)	Roma Financial Corp	MHC Peer Median Group
EFFICIENCY RATIO	63.43	83.57
ASSET GROWTH	3.61	7.26
LOAN GROWTH	9.20	7.29
DEPOSIT GROWTH	4.00	-0.48
NON PERF. ASSETS/ASSETS	0.76	.23
NON PERF LOANS/LOANS	1.46	.30
ALLL/TOTAL LOANS	0.34	.82
ALLL/NONPERFORMING LOANS	23.25	141.63
NET LOANS/TOTAL ASSETS	50.67	66.62

Data Sources: Roma Financial Corp Data from Form 10-K for 2007, Peer Group Data as of 4-17-2008 provided by FinPro

Peer Group includes ACFC,BCSBD,CSBK,FXCB,KFED,EDSB,NFBK,OSHC,ONFC,ORIT,RCKB,SIFI,VPFG,WAUW

*Provided by FinPro

**Based upon market price of $15.37 as of 4-21-2008

Peer Comparative Performance Ratios: As of December 31, 2007 (in %, except $ in millions)	Roma Financial Corp	MHC Peer Median Group
NET LOANS/TOTAL DEPOSITS	70.73*	92.56
TOTAL BORROWINGS/TOTAL ASSETS	3.19*	13.96
DEPOSITS/ASSETS	71.77*	69.65
TOTAL EQUITY/TOTAL ASSETS	24.07	11.66
DIVIDEND YIELD	2.08**	1.49
DIVIDEND PAYOUT	113.04	105.00
PRICE/TBV	221.0**	161.18
PRICE/FULLY CONVERTED TBV	93.76**	87.52x
PRICE/LTM CORE EPS	64.65**	64.23x

Data Sources: Roma Financial Corp Data from Form 10-K for 2007, Peer Group Data as of 4-17-2008 provided by FinPro

Peer Group includes ACFC,BCSBD,CSBK,FXCB,KFED,EDSB,NFBK,OSHC,ONFC,ORIT,RCKB,SIFI,VPFG,WAUW

*Provided by FinPro

**Based upon market price of $15.37 as of 4-21-2008

Change in Shareholder Value

	$ Return	% Return
Value of Cash Dividends
Dividend Paid Last 12 Months	$0.24	1.45%

Value of Trading Appreciation
Price as of 12/31/06	$16.56
Price as of 12/31/07	$15.69
Change	$(0.87)	-5.25%

Total Return	$(0.63)	-3.80%

Challenges

☐	Economic Conditions
☐	Implement Growth Plan and Deploy Capital
☐	Improve Non-Interest Income and Net Income
☐	Tighten Efficiency Ratio
☐	Stagnation of Residential Mortgage & Home
☐	Equity Lending
☐	Commercial Loans
☐	RomAsia Bank
☐	Branch Demographic Changes
☐	Title Insurance Company
☐	Public Company Landscape
☐	Regulatory Burdens

Opportunities

☐	Competitor’s Mergers and Acquisitions
☐	Expand brand recognition into growth corridors
☐	Expand Commercial Loan Portfolio
☐	Stay in forefront of technology
☐	Consider Acquisition possibilities
☐	RomAsia
☐	Internet Bank
☐	Products and services (Roma Optimum Money-Market
☐	Account, SBA Lending